EXHIBIT 99

Press Release                                                                               Source: Anadarko Petroleum Corp.

Anadarko Announces Cash Tender Offer
Thursday September 9, 7:30 am ET

Seeks to Purchase Approximately $1 Billion of Outstanding Notes

HOUSTON--(BUSINESS WIRE)--Sept. 9, 2004--Anadarko Petroleum Corp. (NYSE:APC - News) today announced it has commenced cash tender offers for approximately $1 billion aggregate principal amount of specified series of its outstanding debt.

"This tender works to strengthen Anadarko's balance sheet, reduce its annual interest expense and increase its financial flexibility, in line with the refocused strategy announced in June," said Anadarko President and CEO Jim Hackett. "We will fund the tender offer with proceeds from our previously announced divestiture program, which is progressing ahead of plan. This reduction of debt, combined with buying back stock and our refocused exploration and production activities, works to enhance shareholder value."

The tender offers consist of two separate offers: an Any and All Offer and a Maximum Tender Offer, both made pursuant to an Offer to Purchase dated today which sets forth a more comprehensive description of the terms of the tender offers.

In the Any and All Offer, Anadarko is offering to purchase any and all of the approximately $1 billion outstanding principal amount of certain series of notes maturing in 2006 through 2008, that have interest rates between 5.375% and 7.800% as listed in the table below.

In the Maximum Tender Offer, Anadarko is offering to purchase, under certain conditions, certain specified series of notes maturing in 2009 through 2012, that have interest rates between 5.000% and 7.300% as listed in the table below.

Certain of the outstanding notes Anadarko seeks to purchase were originally issued by Norcen Energy Resources Ltd. (now Anadarko Canada Corporation), and Union Pacific Resources Group Inc. (now Anadarko Holding Company). These entities are wholly owned subsidiaries of Anadarko.

The table below indicates each series of notes included in the tender offers.

                               Principal   Reference Fixed
                               Amount      U.S.      Spread Acceptance
                    Title of   Outstanding Security  (basis  Priority
    Issuer          Security   (US$)       Treasury  points) Level
---------------   ------------ ----------- --------- ------- ---------
Offer for Notes Listed Below:  Any and All Offer
Anadarko Canada     7.375%      $88,115,000  2.500%     30       N/A
Corporation         Debentures               U.S.
                    due May                  Treasury
                    15, 2006                 Note due
                                             5/31/06
Anadarko Holding    7.000%     $174,010,000  2.375%     30       N/A
Company             Notes due                U.S.
                    October                  Treasury
                    15, 2006                 Note due
                                             8/31/06
Anadarko            5.375%     $650,000,000  2.250%     26       N/A
                    Notes due                U.S.
                    March 1,                 Treasury
                    2007                     Note due
                                             2/15/07
Anadarko Holding    6.750%     $116,285,000  2.625%     50       N/A
Company             Notes due                U.S.
                    May 15,                  Treasury
                    2008                     Note due
                                             5/15/08
Anadarko Canada     7.800%      $11,000,000  2.625%     55       N/A
Corporation         Debentures               U.S.
                    due July                 Treasury
                    2, 2008                  Note due
                                             5/15/08
Offer for Notes Listed Below:  Maximum Tender Offer
Anadarko Holding    7.300%      $84,770,000  3.125%     57         1
Company             Notes due                U.S.
                    April 15,                Treasury
                    2009                     Note due
                                             4/15/09
Anadarko            6.125%     $400,000,000  4.250%     35         2
                    Notes due                U.S.
                    March 15,                Treasury
                    2012                     Note due
                                             8/15/14
Anadarko            5.000%     $274,095,000  4.250%     39         3
                    Notes due                U.S.
                    October 1,               Treasury
                    2012                     Note due
                                             8/15/14

If less than $1 billion principal amount of outstanding notes are purchased through the Any and All Offer, then the amount used to purchase notes in the Maximum Tender Offer will be equal to the difference between the $1 billion principal amount and the amount so purchased through the Any and All Offer. The amounts of each series of notes that are purchased in the Maximum Tender Offer are prioritized and may be prorated as set forth in the Offer to Purchase.

The Any and All Offer is scheduled to expire at 5:00 p.m. EDT, on Sept. 20, 2004, unless extended. Holders of notes subject to the Any and All Offer must tender and not withdraw their notes before its expiration date to receive the full tender offer consideration.

The Maximum Tender Offer is scheduled to expire at 5:00 p.m. EDT, on Oct. 6, 2004, unless extended. Holders of notes subject to the Maximum Tender Offer must tender and not withdraw their notes on or before the early tender date, which is 5:00 p.m. EDT, on Sept. 20, 2004, unless extended, to receive the full tender offer consideration. Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date and do not withdraw their notes before its expiration date will receive the late tender offer consideration, which is the full tender offer consideration minus $15.00 per $1,000 principal amount of notes tendered by such holder that are accepted for purchase. Holders of notes subject to the Maximum Tender Offer who tender their notes on or before the early tender date may not withdraw their notes after the early tender date except in the limited circumstances described fully in the Offer to Purchase.

The full tender offer consideration for each $1,000 principal amount of notes tendered and accepted for payment pursuant to the tender offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for the notes over the yield based on the bid side price of the U.S. Treasury Security specified on the cover page of the Offer to Purchase, as calculated by the dealer managers at 2:00 p.m. EDT, on the second trading day before the applicable expiration date for the offers. In addition to the full tender offer consideration or the late tender offer consideration, as applicable, accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered notes accepted in the tender offers. The settlement dates for the Any and All Offer and the Maximum Tender Offer will follow promptly after the applicable expiration dates and currently are expected to be Tuesday, Sept. 21, 2004 and Thursday, Oct. 7, 2004, respectively.

The company expects to use available cash and proceeds from the planned asset divestiture to fund the debt reduction. In the event that proceeds are not received prior to settlement dates for the tender, the company's lines of credit will provide short-term funding.

Anadarko has retained ABN AMRO Incorporated and J. P. Morgan Securities Inc. to serve as joint dealer managers, and Global Bondholder Services Corporation to serve as the depositary agent and information agent for the tender offer.

Requests for documents may be directed to Global Bondholder Services Corporation by telephone at 866-470-4300 or 212-430-3774 or in writing at 65 Broadway - Suite 74, New York, NY, 10006. Questions regarding the tender offer may be directed to either ABN AMRO at 866-409-7643 or 212-409-6255, or J. P. Morgan at 866-834-4666.

This press release is not a tender offer to purchase or a solicitation of acceptance of the tender offer, which may be made only pursuant to the terms of the Offer to Purchase. In any jurisdiction where the laws require the tender offer to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of Anadarko by ABN AMRO or J. P. Morgan, or one or more registered brokers or dealers under the laws of such jurisdiction.

Anadarko Petroleum Corporation's mission is to deliver a competitive and sustainable rate of return to shareholders by developing, acquiring and exploring for oil and gas resources vital to the world's health and welfare. As of year-end 2003, Anadarko had 2.5 billion barrels of oil equivalent of reserves, making it one of the world's largest independent exploration and production companies. Anadarko's operational focus extends from the deepwater Gulf of Mexico, up through Texas, Louisiana, the Mid-Continent, western U.S. and Canadian Rockies and onto the North Slope of Alaska. Anadarko also has significant production in Algeria, Venezuela and Qatar. For more information about how Anadarko is bringing excellence to the surface, please visit: http://www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. See Regulatory Matters and Additional Factors Affecting Business in the Management's Discussion and Analysis included in the Company's 2003 Annual Report on Form 10-K.

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Contact:

Anadarko Petroleum Corp., Houston
Media Contacts:
Teresa Wong, 832-636-1203
teresa_wong@anadarko.com
Or
Investor Contacts:
David Larson, 832-636-3265
david_larson@anadarko.com
or
Stewart Lawrence, 832-636-3326
stewart_lawrence@anadarko.com
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Source: Anadarko Petroleum Corp.